SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 March 24, 2000



                           SPARTA SURGICAL CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                      1-11047                       22-2870438
      --------                      -------                       ----------
(State or other juris-            (Commission                (I.R.S. Employer ID
diction of incorpor-              File Number)               Number)
tion)


                                  Olsen Centre
                   2100 Meridian Park Blvd., Concord, CA 94520
                   -------------------------------------------
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 417-8812 not applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS
         ------------

     On March 23, 2000, the Registrant completed equity financing of $2,548,125 from a group of private investors. The equity financing consisted of a combined conversion of $1,285,000 of debt to share of Common Stock, par value $0.002, and the purchase of 1,137,000 shares of Common Stock in the amount of $1,263,125. As part of the restructuring transaction, the Company eliminated various notes and indebtedness accruing at an average of 9% interest resulting in the issuance of 2,540,665 shares of the Company's Common Stock. In addition, in connection with the transaction, 262,000 shares of the Company's Common Stock were issued for finder's fee. All of the shares issued in connection with the equity financing require the Company to register the shares. In addition, under the terms of the transaction, Thomas F. Reiner, Co-Founder, Chairman, President and CEO is appointed as Trustee with full authority and voting power over 3,639,665 shares, subject to an irrevocable voting trust.

     On March 22, 2000, the Registrant terminated its non-binding letter of intent to purchase substantially or all of the assets of Home-Med Equip Co.

     On March 19, 2000, the Registrant announced the appointment of John O'Hanlon as its Chief Financial Officer. Mr. O'Hanlon is a C.P.A. and earned his B.S. degree from Cal State University Hayward and an M.B.A. from the University of Texas.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SPARTA SURGICAL CORPORATION
                                            (Registrant)

                                            by: /s/ Thomas F. Reiner
                                            ------------------------
                                            Thomas F. Reiner
                                            Chairman of the Board
                                            President & CEO


Dated:  March 24, 2000